Exhibit 5.1

[Appleby Letterhead]

Our Ref: 134753.0016

31 October 2011

Ku6 Media Co., Ltd.
Building 6
Zhengtongchuangyi Centre No. 18
Xibahe Xili
Chaoyang District Beijing 100020
People’s Republic of China

Dear Sirs

Re:  Ku6 Media Co., Ltd. (the “Company”)

This opinion as to Cayman Islands law is addressed to you in connection with the Ku6 Media Co., Ltd. 2010 Equity Compensation Plan (effective as of December 3, 2010) (the “Plan”) and the registration of 698,381,300 ordinary shares of the Company of par value US$0.00005 each (the “Subject Shares”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (“Documents”). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Schedule.

Ku6 Media Co., Ltd.
31 October 2011

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Assumptions

In stating our opinion we have assumed:

a.
the authenticity, accuracy and completeness of all the Documents submitted to us and other documents examined by us as originals (including all signatures, initials and seals appearing thereon) and the conformity to such original documents of all the Documents submitted to us and other such documents examined by us that are not originals;

b.	that each of the Registration Statement, the Plan and other such documentation which was received by us by electronic means is complete, intact and in conformity with the transmission as sent;

c.	the authority, capacity and power of each of the persons signing the Documents;

d.	that any representation, warranty or statement of fact or law, other than as to the laws of Cayman Islands, made in any of the Documents is true, accurate and complete;

e.
that there are no provisions of the laws or regulations of any jurisdiction other than the Cayman Islands which would be contravened by the execution of the Plan or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Plan is required to be performed or taken in any jurisdiction outside the Cayman Islands, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

f.
that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the directors of the Company adopted by all the directors of the Company as unanimous written resolutions of the directors of the Company, that all interests of the Directors in the subject matter of the Resolutions, if any, have been declared and disclosed in accordance with the Articles of Association of the Company and that there is no matter affecting the authority of the directors to effect entry by the Company into the Plan, not disclosed by the

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Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

g.
that when the directors of the Company passed the Resolutions, they have discharged their fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company;

h.
that there are no charges registered or unregistered against the assets of the Company or against the securities of the Company or other form of impediment which might prevent/affect the performance of the Plan;

i.
the truth, accuracy and completeness of the statements and representations made in the Director’s Certificate provided to us and on which we have relied without making independent investigation for the purposes of this opinion;

j.
that there are no changes to the information on the Certificate of Incumbency, the Certificate of Good Standing, the Constitutional Documents and the Registers and all the information therein remains current and accurate as of the date hereof;

k.	that the Plan which we have examined for the purposes of this opinion is in a form which does not differ in any material respect from the draft approved by the Board of Directors of the Company;

l.
that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

m.
that the Register of Members does not contain any manifest error and no fraud has occurred nor do any other extraordinary circumstances exist which may lead to the Register of Members being rectified pursuant to an order of the Court issued in accordance with the Companies Law (2011 Revision) of the Cayman Islands (as amended) (the “Companies Law”) or other competent court; and

n.
that there are no matters of fact or law (other than matters of Cayman Islands law) affecting the enforceability of the Plan that have arisen since 3 December 2011, which would affect the opinions expressed herein.

Ku6 Media Co., Ltd.
31 October 2011

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Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Company is an exempted company duly incorporated with limited liability and existing under the laws of the Cayman Islands.

2.	The Subject Shares have been duly authorized, and when issued, delivered and paid for in the manner described in the Plan, will be legally issued, fully paid and non-assessable.

Reservations

We have the following reservations:

a.
We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands.  This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

b.	The Litigation Searches may not be conclusive and it should be noted that the Register of Writs and Other Originating Process and Register of Appeals (together the “Court Registers”) do not reveal:

(i)
details of matters which have been lodged for filing or registration which as a matter of best practice of the Clerk of Courts Office would have or should have been disclosed on the Court Registers, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the Court Registers;

(ii)	details of matters which should have been lodged for filing or registration at the Clerk of Courts Office but have not been lodged for filing or registration at the date the search is concluded;

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(iii)
whether an application to the Grand Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Court Registers at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security.

We have not enquired as to whether there has been any change since the time and date of the Litigation Search.

c.
The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on directors and shareholders is not publicly available. We have therefore obtained the corporate documents specified in the Schedule hereto from the Company and relied exclusively on the Director’s Certificate for the verification of such corporate information.

d.
With respect to this opinion, we have relied upon statements and representations made to us in the Director’s Certificate provided to us by an authorised director of the Company for the purposes of this opinion.  We have made no independent verification of the matters referred to in the Director’s Certificate, and we qualify our opinion to the extent that the statements or representations made in the Director’s Certificate are not accurate in any respect.

e.
Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of such shares, that no holder of such shares shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no holder of such shares shall be bound by an alteration of the Memorandum or Articles of Association of the Company after the date on which he/she/it became a shareholder, if and so far as the alteration requires him to take, or

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subscribe for, additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.  Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Cayman Islands law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than the Cayman Islands.

We consent to the use of this opinion in, and the filing thereof as an exhibit to, the abovementioned Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Yours faithfully

/s/ Appleby

Appleby

Ku6 Media Co., Ltd.
31 October 2011

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SCHEDULE

1.
A copy of final form of the registration statement on Form S-8 under the Securities Act in respect of the Company (the “Registration Statement”) as provided to us by Messrs. Davis Polk & Wardwell on 31 October 2011.

2.	A copy of the Plan as enclosed in the 2011.10.13 Resolutions, as provided to us by the Company on 31 October 2011.

3.	A copy of the Certificate of Incumbency of the Company dated 13 October 2011 (the “Certificate of Incumbency”) issued by Codan Trust Company (Cayman) Limited.

4.	A copy of each of the Certificate of Incorporation and the Certificate of Incorporation on Change of Name, certified by Codan Trust Company (Cayman) Limited on 13 October 2011.

5.
A copy of each of the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company (as adopted on 9 July 2004 and amended up to 4 June 2011) (collectively referred to as the “Constitutional Documents”), certified by Codan Trust Company (Cayman) Limited on 13 October 2011.

6.	A copy of the certificate of good standing dated 21 September 2011 (the “Certificate of Good Standing”) issued by the Registrar of Companies of the Cayman Islands in respect of the Company.

7.
A copy of each of the unanimous written resolutions of the directors of the Company dated 3 December 2010 (the “2010.12.03 Resolutions”) and the unanimous written resolutions of the directors of the Company dated 13 October 2011 (the “2011.10.13 Resolutions”) (collectively the “Resolutions”).

8.	A copy of the Register of Directors and Officers in respect of the Company (the “Register of Directors and Officers”), certified by Codan Trust Company (Cayman) Limited on 13 October 2011.

9.	A copy of the Register of Members dated 11 October 2011 in respect of the Company (the “Register of Members”), certified by Butterfield Fulcrum Group (Cayman) Limited.

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10.	A copy of the Register of Mortgages and Charges in respect of the Company (the “Register of Mortgages and Charges”), certified by Codan Trust Company (Cayman) Limited on 13 October 2011,

(The Register of Directors and Officers, the Register of Members and the Register of Mortgages and Charges, collectively, the “Registers”).

11.	A copy of the Director’s Certificate (“Director’s Certificate”) dated 31 October 2011 and signed by Mr. Wenwen Niu, a Director of the Company.

12.
The entries and filings shown in respect of the Company in the Register of Writs and Other Originating Process and the Register of Appeals maintained at the Clerk of the Courts Office in George Town, Cayman Islands, as revealed by a search on 27 October 2011 for the period of one year preceding such search in respect of the Company (“Litigation Search”).

Ku6 Media Co., Ltd.
31 October 2011

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